UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2019

CALAMP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12182 (Commission file number)	95-3647070 (IRS Employer Identification Number)

15635 Alton Parkway, Suite 250, Irvine, CA 92618
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 600-5600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.05Costs Associated with Exit or Disposal Activities.

On February 28, 2019, CalAmp Corp. (the Company) issued a Worker Adjustment and Retraining Notification (“WARN”) Act notice (the “Notice”) to all employees located in its leased facility in Oxnard, California. As disclosed in the Company’s Form 10-Q for the first quarter ended May 31, 2018 filed with the Securities and Exchange Commission on June 28, 2018, in the first quarter of fiscal 2019, the Company commenced a broad-based plan to capture certain synergies and cost savings related to streamlining the Company’s global operations and sales organization, as well as rationalize certain leased properties that are not fully occupied. The closure of the Oxnard facility is part of this plan.

The Notice states that effective August 31, 2019, the Company will cease operations at this facility and employees will experience layoffs. The Oxnard site closure, along with other restructuring initiatives, are consistent with our plan to further outsource manufacturing functions to drive operational efficiency, increase supplier geographic diversity, and reduce operating expense. The layoffs are expected to begin in May 2019 and conclude principally with the closure of the facility on August 31, 2019.

With respect to the closing of the Oxnard facility, the Company currently anticipates incurring a pre-tax restructuring charge of approximately $1 million, consisting primarily of cash severance and other benefits expected to be paid to terminated employees. Aggregate charges expected to be incurred in connection with respect to the broader restructuring plan are subject to a number of assumptions, and we may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with the plan.

This Report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include statements that address the expected restructuring charges related to the Restructuring Plan, and are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, and involve risks and uncertainties, many of which are outside our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Risks and uncertainties related to these forward-looking statements are detailed in our periodic public filings with the SEC, including our Annual Report on Form 10-K for the year ended February 28, 2018, filed with the SEC on May 10, 2018. You may obtain these filings for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP. Registrant
By:	/s/ Kurtis Binder Kurtis Binder Executive Vice President and Chief Financial Officer

Dated: March 4, 2019